Exhibit 99.1

Oxbridge Re Holdings Limited Reports First Quarter 2015 Results

GRAND CAYMAN, Cayman Islands, May 14, 2015 — Oxbridge Re Holdings Limited (OXBR), a provider of reinsurance solutions to property and casualty insurers in the Gulf Coast region of the United States, reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 - Highlights

•	Net income totaled $1.8 million or $0.30 per basic and diluted earnings per common share compared with $393,000 or $0.28 per basic and diluted earnings per common share in the first quarter of 2014. The increase in net income was primarily driven by an increase in net premiums earned and investment income.

•	Net earned premiums totaled $1.5 million compared with $648,000 in the first quarter of 2014. The increase was driven by the growth in the number and size of reinsurance contracts placed.

•	Total expenses, including policy acquisition costs, underwriting expenses and administrative expenses were $437,000 compared with $255,000 in the first quarter of 2014. The increase was due to the increased brokerage fees and federal excise taxes associated with the growth in the number and size of reinsurance contracts placed. Also contributing was the increase in general and administrative expenses, as business activities and operations increased, as well as the costs associated with being a public entity following our initial public offering in late March 2014.

•	At March 31, 2015, the company had $33.8 million of cash and cash equivalents, and restricted cash and cash equivalents compared with $33.5 million at December 31, 2014.

•	Investment income for the quarter totaled $720,000 compared with nil in the first quarter of 2014 due to the commencement of investing in fixed-maturity and equity securities during August 2014.

•	The company paid dividends of $0.12 per share during compared with $0.24 per share during the same year-ago period. The difference is a result of the timing of dividends paid during the first quarter of 2014, in which two $0.12 quarterly dividends were distributed to shareholders of record as of December 31, 2013 for the third and fourth quarters of 2013.

First Quarter 2015 - Financial Ratios

•	The loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to premiums earned. There were no losses incurred during the first quarter of 2015 or the first quarter of 2014, resulting in a loss ratio of 0.0%.

•	The acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses with net premiums earned. The acquisition cost ratio was 5.6% for the first quarter of 2015 compared with 6.6% for the same year-ago quarter. The decrease was due to overall lower weighted-average acquisition costs on in-force reinsurance contracts.

•	The expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses with net premiums earned. The expense ratio decreased to 28.2% during the first quarter of 2015 compared with 39.4% during the first quarter of 2014. The decrease is due to a less than commensurate increase in general and administrative expenses when compared with increase in net premiums earned, as the correlation between these financial statements items is relatively low.

•	The combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratios of 39.4% for the first quarter of 2015 and 28.2% for the first quarter of 2014 are the same as the expense ratio above, as no losses were incurred.

Management Commentary

“Our core reinsurance operations performed well during the first quarter of 2015,” said Jay Madhu, CEO of Oxbridge Re Holdings Limited. “We maintained our $0.12 quarterly dividend and our strong balance sheet allows us to manage risk, which we believe has positioned us well for the upcoming hurricane season.”

About Oxbridge Re Holdings Limited

Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge’s licensed reinsurance subsidiary, Oxbridge Reinsurance Limited, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exist to analyze effectively the risk/return profile of reinsurance contracts. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” and the company’s common stock is included in the Russell Microcap Index.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change.

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Media Contact:

Suzie Boland

RFB Communications Group

813-259-0345

sboland@rfbcommunications.com

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARY

Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2015	At December 31, 2014
	(Unaudited)
Assets
Investments:
Fixed-maturity securities, available for sale, at fair value (amortized cost: $3,683 and $3,681, respectively)	$3,640	3,659

Equity securities, available for sale, at fair value (cost: $10,096 and $8,140, respectively)	9,797	8,179

Total investments	13,437	11,838
Cash and cash equivalents	3,806	5,317
Restricted cash and cash equivalents	30,002	28,178
Accrued interest and dividend receivable	25	22
Premiums receivable	1,999	4,081
Deferred policy acquisition costs	75	132
Prepayment and other receivables	91	80
Property and equipment, net	47	46

Total assets	$49,482	49,694

Liabilities and Shareholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses	$—	—
Loss experience refund payable	9,185	7,133
Unearned premiums reserve	2,745	5,744
Accounts payable and other liabilities	71	109

Total liabilities	12,001	12,986

Shareholders’ equity:

Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 6,060,000 and 6,000,000 shares issued and outstanding)	6	6

Additional paid-in capital	33,569	33,540
Retained earnings	4,248	3,145
Accumulated other comprehensive (loss) income	(342)	17

Total shareholders’ equity	37,481	36,708

Total liabilities and shareholders’ equity	$49,482	49,694

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARY

Consolidated Statements of Income

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended March 31,
	2015	2014

Revenue
Assumed premiums	$600	58
Change in loss experience refund payable	(2,052)	(586)
Change in unearned premiums reserve	2,999	1,176

Net premiums earned	1,547	648
Net realized investment gains	644	—
Net investment income	76	—

Total revenue	2,267	648

Expenses
Policy acquisition costs and underwriting expenses	87	43
General and administrative expenses	350	212

Total expenses	437	255

Net income	$1,830	393

Earnings per share
Basic and Diluted	$0.30	0.28

Weighted-average shares outstanding
Basic and Diluted	6,044,667	1,386,719

Dividends paid per share	$0.12	0.24

5